                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of KeyCorp of our report dated January 14, 1999, included in the 1998 Annual Report to Shareholders of KeyCorp.

We also consent to the incorporation by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated January 14, 1999, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998:

Form S-3 No. 33-58405
Form S-3 No. 333-10577
Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189

Form S-8 No. 33-31569     (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657     (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717     (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-61025   (Post-Effective Amendment No. 1 to Form S-4)

                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 24, 1999